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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We have issued our report dated August 5, 2004 and December 22, 2004 accompanying the consolidated financial statements of Red Simpson, Inc. and subsidiaries contained in the Pike Electric Corporation Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Pike Electric Corporation Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts" and elsewhere in the document.


                                           /s/ Grant Thornton LLP



Houston, Texas
July 8, 2005